Exhibit 5.1

LATHAM & WATKINS LLP	53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
June 10, 2011	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
Rotech Healthcare Inc. 2600 Technology Drive, Suite 300 Orlando, Florida 32804	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
Re: Registration Statement No. 333-174359; $6,500,000 of 10.5% Senior Secured Second Lien Notes due 2018	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Ladies and Gentlemen:

We have acted as special counsel to Rotech Healthcare Inc., a Delaware corporation (the “Company”), in connection with the issuance of $6,500,000 aggregate principal amount of 10.5% Senior Second Lien Notes due 2018 (the “Notes”) and the guarantees of the Notes (the “Guarantees”) by each of the subsidiaries of Rotech Healthcare Inc. listed on Exhibit A hereto (the “Guarantors”), under an Indenture dated as of March 17, 2011, including the Guarantees, in the form most recently filed as an exhibit to the Company’s Registration Statement (as herein defined) (the “Indenture”) among the Company, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, and pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2011 and as subsequently amended (Registration No. 333-174359) (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors, and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and, the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Notes have been duly executed, issued, and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in the circumstances contemplated by the Purchase Agreement dated March 10, 2011, the Notes and the Guarantees have been duly authorized by all necessary corporate action of the Company and the Guarantors,

June 10, 2011

LATHAM & WATKINS LLP

respectively, and are legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 6.12 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (g) other applicable exceptions; and (h) the severability, if invalid, of provisions to the foregoing effect. We are not passing upon the creation, validity, attachment, perfection, or priority of any lien or security interest. We express no opinion with respect to (i) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (ii) waivers of broadly or vaguely stated rights; (iii) covenants not to compete; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; and (viii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property.

With your consent, we have assumed (a) that the Indenture, the Guarantees, and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company and each of the Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

June 10, 2011

LATHAM & WATKINS LLP

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

EXHIBIT A

A-1 Medical Equipment, Inc.

Abba Medical Equipment, Inc.

Acadia Home Care

Allied Medical Supply, Inc.

Always Medical Equipment, Inc.

Andy Boyd’s InHome Medical, Inc., West

Andy Boyd’s InHome Medical/InHome Medical Inc.

Anniston Health & Sickroom Supplies, Inc.

Berkeley Medical Equipment, Inc.

Beta Medical Equipment, Inc.

Cambria Medical Supply, Inc.

Camden Medical Supply, Inc.

Care Medical Supplies, Inc.

Centennial Medical Equipment, Inc.

Charlotte Medical Supply, Inc.

Collins Rentals, Inc.

Community Home Oxygen, Inc.

Contour Medical Supply, Inc.

Corley Home Health Care, Inc.

CPO 2, Inc.

Cynthiana Home Medical Equipment, Inc.

Daniel Medical Systems, Inc.

Distinct Home Health Care, Inc.

Don Paul Respiratory Services, Inc.

DuMEd, Inc.

East Tennessee Infusion & Respiratory, Inc.

Encore Home Health Care, Inc.

Excel Medical of Fort Dodge, Inc.

Excel Medical of Marshalltown, Inc.

First Community Care of Niagara, Inc.

Firstcare, Inc.

Fischer Medical Equipment, Inc.

Four Rivers Home Health Care, Inc.

G&G Medical, Inc.

Gate City Medical Equipment, Inc.

Georgia Medical Resources, Inc.

Gladwin Area Home Care, Inc.

Hamilton Medical Equipment Service, Inc.

Health Care Services of Mississippi, Incorporated

Holland Medical Services, Inc.

Home Care Oxygen Service, Inc.

Home Medical Systems, Inc.

IHS Acquisition XXVII, Inc.

Integrated Health Services at Jefferson Hospital, Inc.

Intensive Home Care Services, Inc.

IOTA Medical Equipment, Inc.

LAMBDA Medical Equipment, Inc.

LAMS, Inc.

Lawrence Medical Equipment, Inc.

Lovejoy Medical, Inc.

Major Medical Supply, Inc.

Medco Professional Services, Corp.

MedCorp International, Inc.

Medic-Aire Medical Equipment, Inc.

Medical Electro-Therapeutics, Inc.

Medicare Rental Supply, Inc.

Michigan Medical Supply, Inc.

National Medical Equipment Centers, Inc.

Neumann’s Home Medical Equipment, Inc.

Nightingale Home Health Care, Inc.

North Central Washington Respiratory Care Services, Inc.

Northeast Medical Equipment, Inc.

Northwest Home Medical, Inc.

OMICRON Medical Equipment, Inc.

Oxygen of Oklahoma, Inc.

Oxygen Plus Medical Equipment, Inc.

Oxygen Plus, Inc.

Oxygen Therapy Associates, Inc.

Peterson’s Home Care, Inc.

PHI Medical Equipment, Inc.

Pioneer Medical Services, Inc.

Preferential Home Health Care, Inc.

Principal Medical Equipment, Inc.

Professional Breathing Associates, Inc.

Professional Respiratory Home Healthcare, Inc.

PSI Health Care, Inc.

Pulmo-Dose, Inc.

Pulmonary Home Care, Inc.

Quality Home Health Care, Inc.

R.C.P.S., Inc.

RCG Information Services Corporation

RCI Medical Corp.

Regency Medical Equipment, Inc.

Resp-A-Care, Inc.

Respiracare Medical Equipment, Inc.

Respiratory Medical Equipment of Ga., Inc.

Respitech Home Health Care, Inc.

Responsive Home Health Care, Inc.

Rhema, Inc.

Ritt Medical Group, Inc.

RN Home Care Medical Equipment Company, Inc.

Roswell Home Medical, Inc.

Rotech Employee Benefits Corporation

Rotech Home Medical Care, Inc.

Rotech Oxygen and Medical Equipment, Inc.

Roth Medical, Inc.

Rothert’s Hospital Equipment, Inc.

Sampson Convalescent Medical Supply, Inc.

Select Home Health Care, Inc.

SIGMA Medical Equipment, Inc.

Southeastern Home Health, Inc.

Sun Medical Supply, Inc.

Sunshine Home Health Care, Inc.

The Kilroy Company

Theta Home Health Care, Inc.

Tupelo Home Health, Inc.

Valley Medical Equipment, Inc.

Value Care, Inc.

VitalCare Health Services, Inc.

VitalCare of Pennsylvania, Inc.

VitalCare of Texas, Inc.

White’s Medical Rentals, Inc.

Wichita Medical Care, Inc.

Zeta Home Health Care, Inc.